Exhibit 99.1

Certification of the Chief Executive Officer and Chief Financial Officer Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

The undersigned, the Chief Executive Officer and the Chief Financial Officer of Manugistics Group, Inc., each hereby certifies that, to his knowledge on the date hereof:

(a)	the Annual Report on Form 10-K of the Company for the period ended February 28, 2003 filed the date hereof with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(b)	information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to Manugistics Group, Inc. and will be retained by Manugistics Group, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

/s/ Gregory J. Owens

Gregory J. Owens
Chief Executive Officer
May 28, 2003

/s/ Raghavan Rajaji

Raghavan Rajaji
Chief Financial Officer
May 28, 2003